United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 23, 2025

Date of Report (Date of earliest event reported)

SPI Energy Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37678	20-4956638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4803 Urbani Ave. McClellan Park, CA	95652
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 919-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	SPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2025, SPI Energy Co., Ltd. (the “Company”) and Streeterville Capital, LLC (“Streeterville”) entered into the Fifth Addendum (the “Addendum”) to the March 6, 2024 Deed of Settlement (the “Deed of Settlement”), the May 24, 2024 Addendum to the Deed of Settlement, the July 15, 2024 Addendum to the Deed of Settlement, the September 13, 2024 Addendum to Deed of Settlement and the November 11, 2024 Addendum to Deed of Settlement. Pursuant to the Addendum, the $2,100,000 trigger payment shall be paid by the Company by June 30, 2025 by way of a number of staged payments. In the event that any payment due under the Addendum is not received in full by Streeterville on or before the respective due date, the Company shall incur a late fee of $1,000 per day for each day the payment remains outstanding.

The foregoing description of the terms of the Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendum, which is filed as Exhibit 10.1 herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

10.1	Fifth Addendum to Deed of Settlement, dated January 23, 2025, by and between SPI Energy Co., Ltd. and Streeterville Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPI ENERGY CO., LTD.

February 11, 2025	By:	/s/ Xiaofeng Peng
Xiaofeng Peng
Chief Executive Officer

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